Exhibit 10.1
SEPARATION AGREEMENT AND GENERAL RELEASE
Secure Identity, LLC (“Company”) and Lynn Haaland (“Employee”) (the Company and Employee collectively referred to as the “Parties”) mutually desire to enter into this Separation Agreement and General Release (the “Agreement”) and agree that:
The terms of this Agreement are the product of mutual negotiation and compromise between the Company and Employee.
WHEREAS, the purpose of this Agreement is to carry out the mutual desire of the parties to terminate their employment relationship under terms and circumstances that are mutually beneficial; and
IT IS THEREFORE, agreed between the Company and Employee, for the good and sufficient consideration set forth below and for other good and valuable consideration, the adequacy and sufficiency of which are acknowledged and agreed to, the Parties intending to be legally bound, covenant and agree as follows:
1.    Separation Date. Employee’s last day of at-will employment with the Company is expected to be April 3, 2026 (“Separation Date”). Employee shall receive Employee’s final paycheck in accordance with applicable state law. This Agreement shall become effective on the last day of the revocation period provided it has not been revoked.

2.    Consideration. In consideration for Employee timely signing and not timely revoking this Agreement and complying with its terms, the Company agrees to pay to Employee Five Hundred Fifty Thousand Dollars and Zero Cents ($550,000.00), less applicable and lawful deductions, which represents twelve (12) months of Employee’s base salary (“Separation Payment”). The Separation Payment shall be paid to Employee in equal installments at Employee’s last regular base pay rate over a twelve (12) month period until the Separation Payment has been paid in full. To the extent practicable, the Separation Payment will be paid on Company’s normal payroll dates. Separation Payment installments will begin after the Separation Date on the first pay period after the Company has received a copy of this Agreement signed by Employee and the revocation period referenced in the all-caps language at the end of the Agreement has expired without the Agreement having been revoked by Employee.

3.    No Consideration Absent Execution of this Agreement.
Employee understands and agrees that Employee would not receive the monies and/or benefits specified in Paragraph 2 above, except for Employee’s timely execution and non-revocation of this Agreement and the fulfillment of the promises contained herein. Breach by Employee of any of Employee’s obligations under this Agreement will result in the cessation of any outstanding Separation

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Payment installment payments otherwise due from Company and the cessation of such outstanding payments will not impact Employee’s obligations or release of claims under this Agreement.

4.    General Release, Claims Not Released & Related Provisions.

(a)General Release of Claims.

Employee, on Employee’s own behalf and on behalf of Employee’s heirs, executors, administrators, successors, and assigns knowingly and voluntarily release and forever discharges Company, its direct and indirect parent corporations, affiliates, subsidiaries, divisions, predecessors, insurers, reinsurers, professional employment organizations, representatives, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries, both individually and in their business capacities (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which the Employee has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to, any alleged violation of the following, as amended:

•Title VII of the Civil Rights Act of 1964;
•Sections 1981 through 1988 of Title 42 of the United States Code;
•The Employee Retirement Income Security Act of 1974 (“ERISA”) (except for any vested benefits under any tax qualified benefit plan);
•The Immigration Reform and Control Act;
•The Internal Revenue Code of 1986;
•The Americans with Disabilities Act of 1990;
•The Age Discrimination in Employment Act of 1967 (“ADEA”)
•The Worker Adjustment and Retraining Notification Act;
•The Fair Credit Reporting Act;
•The Family and Medical Leave Act;
•The Equal Pay Act;
•The Genetic Non-Discrimination Act of 2008;
•The Families First Coronavirus Response Act of 2020
•The Pregnant Workers Fairness Act;
•The Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”);
•The New York State Executive Law (including its Human Rights Law);
•The New York Equal Pay Law;
•The New York Non-Discrimination for Legal Activities Law;
•The New York Whistleblower Law;

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•The New York Workers’ Compensation Law;
•The New York wage and hour and wage payment laws and regulations;
•The New York Paid Sick Leave Law;
•The New York False Claims Act;
•The New York Criminal and Consumer Background Laws, N.Y. Gen. Bus. Law Sec. 380-B et seq.;
•The Non-Discrimination and Anti-Retaliation Provisions of the New York Workers’ Compensation Law and the New York Disabilities Law;
•The New York Labor Law;
•The New York State Worker Adjustment and Retraining Notification Act;
•The New York Occupational Safety and Health Laws;
•The New York Fair Credit Reporting Act;
•The New York Constitution;
•The New York City Administrative Code and Charter (including its Human Rights Law);
•The New York City Earned Sick Time Act;
•The New York City Temporary Schedule Change Law;
•The New York City Human Rights Law;
•The New York City Civil Rights Law;
•Any other federal, state or local law, rule, regulation, or ordinance that legally may be released;
•Any public policy, contract (express and implied), tort, or common law; or
•Any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.

(b)Claims Not Released.

Employee is not waiving any rights Employee may have to: (i) Employee’s own vested accrued employee benefits under the Company’s health, welfare, or retirement benefit plans as of the Separation Date; (ii) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iii) pursue claims which by law cannot be waived by signing this Agreement; (iv) claims for indemnification, including coverage for defense costs, expenses, and attorneys’ fees incurred in connection with any legal proceeding arising out of Employee’s good faith performance of duties within the scope of her employment with Company; (v) enforce this Agreement; and/or (vi) challenge the validity of this Agreement.

(c)Governmental Agencies.

Nothing in this Agreement and General Release, or any other agreement Employee may have signed or company policy, prohibits, prevents, or otherwise limits Employee from: (1) reporting possible violations of federal or other law or regulations to any governmental agency, regulatory body, or law enforcement authority (e.g., EEOC, NLRB, SEC, DOJ, CFTC, U.S. Congress, or an Inspector General);

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(2) filing a charge or complaint with any such governmental agency; or (3) participating, testifying, or assisting in any investigation, hearing, or other proceeding brought by, in conjunction with, or otherwise under the authority of any such governmental agency. Further, nothing in this Agreement and General Release prohibits, prevents, or otherwise limits Employee’s ability or right to seek or receive any monetary award or bounty from any such governmental agency in connection with protected “whistleblower” activity. To the maximum extent permitted by law, Employee agrees that if such an administrative claim is made, Employee shall not be entitled to recover any individual monetary relief or other individual remedies related to any alleged adverse employment action(s), except nothing herein prevents Employee from recovering any monetary award or bounty from any such governmental agency in connection with protected “whistleblower” activity. Employee is also not required to notify or obtain permission from Company when filing a governmental whistleblower charge or complaint or engaging or participating in protected whistleblower activity.

(d)Collective/Class Action Waiver.

If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective, or multi-party action or proceeding based on such a claim in which a Company or any other Releasee identified in this Agreement is a party.

5.    Acknowledgement and Affirmations. Employee affirms that Employee has not filed or caused to be filed, and is not a party, to any claims, actions, complaints or charges with any state, federal or foreign administrative agency, court or other forum against Releasees relating to Employee’s employment with the Company. Employee also affirms that Employee has been paid and/or has received all compensation, wages, bonuses, paid sick leave, commissions, and/or benefits which are due and payable as of the date Employee signs this Agreement and Employee has been reimbursed for all necessary expenses or losses incurred by Employee within the scope of Employee’s employment. Employee further affirms that Employee has submitted expense reports for all necessary expenses or losses incurred by Employee within the scope of Employee’s employment. Employee affirms that Employee has been granted any leave to which Employee was entitled under the Family and Medical Leave Act and state and local leave and disability accommodation laws. Employee further affirms that Employee has no known workplace injuries or occupational diseases. Employee further affirms that Employee has not reported internally to Company any allegations of wrongdoing by Company or its officers, including any allegations of corporate fraud, and Employee has not been retaliated against for reporting or objecting to any such allegations internally to Company.

Employee further affirms that, pursuant to the terms of the 2021 Omnibus Incentive Plan (as amended from time to time, the “Incentive Plan”), the Notices of Time-Based RSU Grants and Time-Based RSU Award Agreements by and between Employee and Company dated July 8, 2024, August 1, 2024, and February 27, 2025 (collectively, the “Time-Based RSU Governing Documents”), and the Notice of

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Performance-Based RSU Grant and Performance-Based RSU Award Agreement by and between Employee and Company dated February 27, 2025 (collectively, the “Performance-Based RSU Governing Documents”) (collectively, the Incentive Plan, Time-Based RSU Governing Documents, and Performance-Based RSU Governing Documents referred to herein as the “Equity Governing Documents”), Employee has been granted restricted stock units (“RSUs”) with respect to Common Stock (as such term is defined pursuant to the Equity Governing Documents).  Employee’s rights with respect to the RSUs shall continue to be governed by the terms of the Equity Governing Documents, including, but not limited to, forfeiture of any unvested RSUs as of the Separation Date.  Employee affirms and agrees that Employee is not entitled to any additional equity or compensation with respect to the RSUs or otherwise other than as set forth under the Equity Governing Documents.  Employee understands and agrees that Employee has no entitlement to receive any RSU grants in 2026 (but if any such grant is made, it will be forfeited in full on the Separation Date).

Employee affirms that Employee has not divulged any proprietary or confidential information of Releasees and will continue to maintain the confidentiality of such information consistent with the Company’s policies and Employee’s agreement(s) with the Company and/or common law. Under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Employee’s attorney in relation to a lawsuit against Company for retaliation against Employee for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

The Parties acknowledge that the General Release in this Agreement is not intended to constitute a waiver of any claim Employee may have for indemnification under the Company’s insurance policies related to any claim that may be filed against her based on or arising out of her legitimate job responsibilities as General Counsel of the Company.

6.    Non-Disparagement and Communications Regarding Separation. Employee agrees that Employee shall not make any oral or written statements, or engage in conduct of any kind, with the purpose or effect of disparaging or defaming the Releasees’ business reputation to any third-party or Company customer, in any forum or on social media and the internet (including, but not limited to, Glass Door, X (formerly known as Twitter), TikTok, Facebook, Linked-In, Instagram, blogs, chat rooms, message boards, Yelp, Reddit Yahoo Reviews, Google Review), or the news media (including television, radio, print or otherwise), except as otherwise protected by law. Employee further agrees that Employee will not assist anyone else in disparaging or defaming the Releasee’s business reputation, or direct or encourage another to do so (including past and current Company employees). It is understood paragraph is subject to the limitations contained in Paragraph 4(c) of this Agreement, and that nothing in this Agreement prohibits or restricts Employee from initiating, assisting, or complying with a subpoena

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from, or investigation conducted by, governmental agencies, or filing or disclosing any facts necessary to receive unemployment insurance, Medicaid, or other public benefits to which the complainant is entitled.

Caryn Seidman Becker and Michael Barkin agree that they shall not make any oral or written statements, or engage in conduct of any kind, with the purpose or effect of disparaging or defaming Employee. Further, the Company agrees to instruct its senior leadership team not to defame or disparage Employee.

Company agrees that Employee may characterize Employee’s separation from Company as a voluntary resignation. Employee understands that the Company will be required to publicly disclose this Agreement in its SEC filings and will comply with any other legal obligations.

Company will provide a reference to any prospective employers of Employee who are directed to Company’s EVP of People and Performance, Jimmy Hahn, or his successor. Company’s response will be limited to the content of the letter referenced attached as Exhibit A. Company agrees to provide Employee with the letter of reference attached as Exhibit A on company letterhead with an original signature from CEO Caryn Seidman-Becker within ten (10) business days after this Agreement is fully executed.
7.    Limited Disclosure/Confidentiality. The provisions of this Agreement, and the negotiations relating to it, shall not be publicized or disclosed to any third-parties or on social media by Employee; provided, however that Employee may disclose this Agreement, in confidence, to: (a) Employee’s immediate family; (b) Employee’s attorneys, accountants, auditors, tax preparers, and financial advisers to the extent it is necessary for them to advise Employee or perform business functions/services for Employee; and (c) the extent its existence or terms are needed to enforce this Agreement or as otherwise required by law. Employee agrees to safeguard and not to possess, use or disclose to any person or entity any of the Releasees confidential information, trade secrets or information covered by attorney-client privilege or attorney work product without the prior, written consent of the Company, or except as may be required by court order, statute, law, or regulation.

8.    Return of Property. Employee agrees to return promptly to the Company all Company documents (and all copies thereof, either hard copies or electronic) and other items of the Company in Employee’s possession or in Employee’s control, including, but not limited to, the Company files, notes, products, memorandum, samples, notebooks, computer-recorded information, electronic equipment, laptop computers, electronic tablets, company-owned mobile telephones and PDA’s, zip and flash drives, and tangible property, including but not limited to, credit cards, entry cards, keys and any other materials of any nature pertaining to Employee’ work, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company. Employee shall promptly disclose any passcodes to the Company’s electronic

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systems or other Company property. Employee also agrees that, upon the Separation Date and thereafter, Employee is not authorized to access or use the Company’s electronic systems, computers, networks, databases or equipment including, but not limited to electronic mail and electronic files. Further, Employee understands and agrees that Employee is not authorized to incur any expenses or obligations or liabilities on behalf of the Company.

9.    Enforcement. Employee agrees that given the nature of the Company’s business, the restrictions contained in Paragraphs 6 or 7 of this Agreement are reasonable and necessary to protect the legitimate business interests of the Company and do not unduly interfere with Employee’s career or economic pursuits. Employee recognizes and agrees that any breach or threatened or anticipated breach of any part of Paragraphs 6 or 7 of this Agreement will result in irreparable harm and continuing damage to the Company, and that the remedy at law for any such breach or threatened or anticipated breach will be inadequate and, therefore, Employee consents to the entry of injunctive relief against Employee if a court determines that such a breach has occurred, in addition to the Company’s right to pursue any other remedies under the law. Additionally, in the event of a breach of Paragraphs 6 or 7 of this Agreement, Employee consents to an award of liquidated damages, in addition to any other damages to which Company is entitled, of Twenty Percent (20%) of the total Separation Payment per breach. Employee acknowledges and agrees that to the extent any form of litigation or other formal action is required to enforce Paragraphs 6 or 7 of this Agreement, the Company shall be entitled to recover its reasonable costs and attorney’s fees to the extent the Company is the prevailing party. Employee further acknowledges and agrees that the Company will be considered the “prevailing party” in such action for purposes of awarding costs and attorneys’ fees if the Company obtains any form of partial or complete injunctive relief, whether temporary, preliminary or otherwise. The existence of any claim, demand, action or cause of action of Employee against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants contained herein but may be asserted by way of counterclaim or other action as a separate claim for damages. If any part of this Agreement is held void, illegal, or unenforceable, or in conflict with any applicable law, every other term of this Agreement shall remain valid and fully enforceable. If any court refuses to enforce any part of this Agreement as written, the court shall modify that part to the minimum extent necessary to make it enforceable under applicable law and shall enforce it as so modified.

10.    Cooperation. Employee agrees to cooperate with Company in effecting a smooth transition of the management of the Company with respect to the duties and responsibilities that Employee performed for the Company. For twelve (12) months following the Separation Date, Employee agrees to be reasonably available in connection with any request by the Company regarding matters of which Employee has personal knowledge or which were within the purview of Employee’s job responsibilities. Employee agrees that a portion of the Separation Payment constitutes complete payment for any and all services Employee renders pursuant to this Paragraph and Employee shall not be entitled to any further payments for providing such service.

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11.    Full and Complete Agreement. The Company and Employee agree and understand that no promises, covenants, representations, understandings or warranties have been made other than those expressly contained herein, unless agreed to in writing. Further, the Parties agree that this Agreement constitutes the entire agreement between the Company and Employee and supersedes any and all prior agreements or understanding, whether oral or written, between the Parties, except for Paragraphs 8 through 14 of the Letter Agreement dated May 13, 2024 and signed by Employee on or about May 31, 2024 (“Letter Agreement”) which shall remain in full force and effect. The Parties further understand and agree that this Agreement can be amended or modified only by a written agreement, duly signed and executed by both Parties.

12.    No Assignment of Rights. Each of the Parties hereto represents and warrants that it has the power and authority to enter into this Agreement and that it has not assigned or otherwise conveyed, or attempted to convey, any of the rights released herein.

13.    Successors. This Agreement shall be binding upon and inure to the benefit of each Party to this instrument, and to all employees, agents, servants, insurers, legatees, attorneys, predecessors, successors, assigns heirs, executors, parents, officers, directors, shareholders, and joint venturers of each Party to this Agreement.

14.    Agreement Not To Be Construed Against Any Party. Each Party acknowledges that it has participated in the drafting and preparation of this Agreement, and hence no rule of construction may be used to construe this Agreement against any Party by virtue of that Party’s role in drafting this Agreement.

15.    No Admission of Liability. Employee agrees that neither this Agreement nor the furnishings of the consideration for this Agreement shall be deemed or construed at any time for any purpose as an admission by Releasees of any liability, wrongdoing, or unlawful conduct of any kind.

16.    Consequences of Breach. Employee and the Company agree that if either party breaches any of the promises they have made in this Agreement, in addition to any other remedies that are provided by this Agreement or applicable law, the prevailing party will be entitled to recover its reasonable attorney’s fees and costs in any lawsuit or action brought to enforce this Agreement.

17.    Governing Law & Interpretation. This Agreement shall be governed and conformed in accordance with the laws of New York without regard to its conflict of laws provision. Any action to enforce or interpret this Agreement must be brought pursuant to arbitration in accordance with paragraph 14.g. of the Letter Agreement. In the event of a breach of any provision of this Agreement, either party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach. Should any provision of this Agreement be declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable,

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excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

18.    Representation by Counsel. Each Party warrants that it has been represented and advised by counsel with respect to this Agreement and all matters covered by it or has waived the right to do so. Each Party further warrants that it has read this Agreement and fully understands its content and binding legal effect, and that it is signing this Agreement voluntarily.

19.    Headings. The headings in each section in this Agreement are for convenience of reference only and will have no legal effect in the interpretation of the terms of this Agreement.

20.    Counterparts. This Agreement may be executed in separate counterparts and by facsimile, and each such counterpart will be deemed an original with the same effect as if the parties had signed the same document.

EMPLOYEE IS ADVISED THAT EMPLOYEE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO CONSIDER THIS AGREEMENT. EMPLOYEE ALSO IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EMPLOYEE’S SIGNING OF THIS AGREEMENT.

    EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

    EMPLOYEE MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY ON WHICH EMPLOYEE SIGNS OR ENTERS INTO THIS AGREEMENT AND THE AGREEMENT IS NOT ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING, TO JIMMY HAHN, EVP, PEOPLE & PERFORMANCE AT 85 10TH AVENUE, 10TH FLOOR, NEW YORK, NEW YORK 10011 OR VIA EMIAL AT JIMMY@CLEARME.COM AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.” THE REVOCATION MUST BE POSTMARKED, EMAILED, OR IF PERSONALLY DELIVERED RECEIVED BY JIMMY HAHN OR HIS DESIGNEE WITHIN SEVEN (7) CALENDAR DAYS AFTER EMPLOYEE SIGNS OR ENTERS INTO THIS AGREEMENT.

    EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

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THEREFORE, the Parties voluntarily and knowingly enter into this Agreement:

SECURE IDENTITY, LLC                LYNN HAALAND

By: Jennifer Hsu                    Signature: /s/ Lynn Haaland

Signature: /s/ Jennifer Hsu                Date: 4/3/2026

Title: Chief Financial Officer

Date: 4/5/2026

AA

4933-2469-7245, v. 1

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